Exhibit 99.10

EAGLE FINANCIAL SERVICES, INC.
2 EAST MAIN ST. PO BOX:391
BERRYVILLE, VA 22611

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EFSI2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04460-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EAGLE FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger, dated as of September 7, 2026 (the "Merger Agreement"), by and among John Marshall Bancorp, Inc. ("JMSB"), Eagle Financial Services Inc. ("EFSI") and George Sub, Inc. ("George Sub"), and the accompanying first plan of merger and the transactions contemplated by the Merger Agreement, pursuant to which, among other things, George Sub will merge with and into EFSI, with EFSI surviving (the "First Merger") and immediately thereafter, EFSI will merge with and into JMSB, with JMSB surviving, each as more fully described in the accompanying joint proxy statement/prospectus (the "EFSI Merger Proposal").	☐	☐	☐
2.	To approve, on an advisory (non-binding) basis, specified compensation payments that may become payable to the named executive officers of EFSI in connection with the First Merger.	☐	☐	☐
3.	To adjourn the EFSI special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the EFSI Merger Proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/ prospectus is timely provided to holders of EFSI common stock.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. T04461-TBD EAGLE FINANCIAL SERVICES, INC. SPECIAL MEETING OF SHAREHOLDERS NOVEMBER 19, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Cary C. Nelson and Brandon C. Lorey, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of EAGLE FINANCIAL SERVICES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 1:00 p.m., Eastern Time, on November 19, 2026, at www.virtualshareholdermeeting.com/EFSI2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side